UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

January 15, 2020

Date of Report (Date of Earliest event reported)

PetLife Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52445	33-1133537
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8033 Sunset Blvd., Los Angeles, CA 90046
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(424) 216-6807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PTLF	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [  ]

for an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of acquisition or disposition of assets

Petlife Pharmaceuticals, Inc. and Red Rock Alternative Fund LLC. (“RRAF”) have entered into an Agreement dated January 15, 2020, whereby Petlife will purchase a controlling interest in a new joint venture to grow, market and sell hemp products. In order to effectuate the joint venture, the parties have established a new company, THE MAYE INTERNATIONAL GROUP SARL (“NEWCO”), fifty-one (51) percent of which is owned by Petlife and forty-nine (49) percent is owned by Company; RRAF has irrevocably assigned to NEWCO, two thousand (2,000) hectares of private lands of Land in the Democratic Republic of Congo (DRC); such land has a lease term of at least 6 years. In consideration for the asset, Petlife shall transfer five hundred million (500,000,000) common shares of Petlife to Company in two stages; a.) 250 Million upon signing the JV b.) 250 Million upon the land being planted with Hemp Seeds.

Petlife’s previous business was engaged in the research, development, sales, and support of drugs and nutraceuticals for pet cancer and autoimmune related diseases; Petlife will entirely change its course of business to participate in this joint venture; Petlife believes that this joint venture is in the best interest of the company and the shareholders.

Petlife anticipates a company name change after the new management has been appointed to more accurately reflect the new nature of the business.

Upon the issuance of 500,000,000 restricted shares of common stock by the Company to Company pursuant to the Joint Venture Agreement (See Item 1.01 – Entry into a Material Definitive Agreement, above), a change of control will take place. The shares involved in the transactions constitute approximately 65% of the Company’s currently issued and outstanding shares of common stock.

Petlife will institute a management change within 30 days of January 15, 2020. Upon appointment of new management, Sebastian Serrell-Watts will concurrently resign as Chief Executive Office, President, Secretary, Treasurer, Chief Financial Officer, and a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2020	PETLIFE PHARMACEUTICALS, INC.

	By:	/s/ Sebastian Serrell-Watts
	Name:	Sebastian Serrell-Watts
	Title:	President and Chief Executive Officer